Exhibit 10.09

April 28, 2010

Bank of the West

San Francisco Commercial Banking Office

180 Montgomery St., 3rd Floor

San Francisco, CA 94104

Attention: Lebbeus S. Case, Jr., Vice President & Senior Relationship Manager

RE:    Amyris Biotechnologies, Inc. (the “Company”)

Ladies and Gentlemen:

Reference is made to (1) the Reimbursement and Security Agreement dated as of November 5, 2009, as amended on December 3, 2009 (the “Reimbursement Agreement”), and (2) the Support Account Agreement dated as of November 5, 2009 (the “Support Agreement”), each between the Company and Bank of the West.

This letter confirms that the Reimbursement Agreement and the Support Agreement are terminated as of the date hereof.

Best Regards,

AMYRIS BIOTECHNOLOGIES, INC.

By:	/s/ Jeryl Hilleman
Jeryl Hilleman, Chief Financial Officer

AKNOWLEDGED AND AGREED:

BANK OF THE WEST

By:	/s/ Lebbeus S. Case, Jr.,
Lebbeus S. Case, Jr., Vice President & Senior Relationship Manager